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                                                                   Exhibit 10.12

                          CRESTLINE CAPITAL CORPORATION
                     1998 COMPREHENSIVE STOCK INCENTIVE PLAN
                        1999 EXECUTIVE LOAN AWARD PROGRAM
                                 FIRST AMENDMENT

Purpose The Compensation Policy Committee (the "Committee") of the Board of Directors (the "Board") of Crestline Capital Corporation (the "Company") has approved this First Amendment (this "First Amendment") to the 1999 Executive Award Loan Program (the "Awards") in order to provide additional incentive for participating executives to continue employment with the Company and promote the interests of stockholders.

Effective Date      The effective date of this First Amendment is September
                    27, 2001, and it shall apply to interest payments on the Loans (as defined below) otherwise due on or after such date.

Amendment of        The secured promissory notes (collectively, the "Notes")
Interest Payment    evidencing the loans to the Terms participants
Terms               (collectively, the "Loans") shall continue to have interest accrue at the current rate of 5.5% per annum, but such Notes shall be amended and restated (in the form of replacement secured promissory notes from the respective participants to the Company) to provide that interest shall be payable as of the due date of the principal amount of the corresponding
                    Loans.

Forgiveness of      If a participant remains continuously employed by the
Indebtedness;       Company or its subsidiary, the outstanding principal and
Bonus Payments      accrued interest of the participant's Loans will be forgiven as follows:

                    ------------------------------------------------------------
                    Continuous         Percentage of then-outstanding principal
                    Employment to:     and accrued interest forgiven:
                    ------------------------------------------------------------
                    January 1, 2003                      33.3%
                    ------------------------------------------------------------
                    January 1, 2004                        50%
                    ------------------------------------------------------------
                    January 1, 2005                       100%
                    ------------------------------------------------------------

                    In addition, if within twelve (12) months after completion of a Change in Control of the Company, (1) a participant gives at least thirty (30) days (ten days for the Company's or its subsidiary's failure to pay Base Salary) advance written notice of resignation as a result of Good Reason and resigns at the conclusion of such notice period (or earlier, if the Company agrees in writing to an earlier termination date) or (2) the Company or its subsidiary terminates the participant's employment

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                    without Cause, then unless the Company or its subsidiary
                    concurrently gives or has previously given the participant notice of Cause for termination, the participant shall have 100% of the then-outstanding principal balance and accrued interest on his or her Loans forgiven. "Base Salary", "Cause", "Change of Control" and "Good Reason" shall have the meanings provided in the Crestline Capital Corporation Change in Control Separation Pay Plan as in effect on the effective date of this First Amendment and without regard to the termination date of such plan; provided that if the participant is as of the effective date of this First Amendment subject to a written employment agreement with the Company or its subsidiary, defining a termination for "Cause", the definition of "Cause" in such employment agreement shall apply to such participant. Further provided that if the participant is subject to such an employment agreement which provides for termination of employment following a Change in Control, then in lieu of the twelve
                    (12) month, thirty (30) day and ten (10) day time periods provided in this paragraph, the time periods designated in such employment agreement for similar purposes shall apply.

                    At the time of the Company's forgiveness of any principal or interest on any Loan, it will notify the participant of the dollar amount of forgiveness as of such time.

Additional Bonus    At the time of each forgiveness of principal and interest on
Payments            a Loan, the Company shall also pay to each participant
                    receiving such forgiveness a bonus amount (the "Additional
                    Bonus Amount") so that after payment of federal, state or local income taxes and employment taxes due on the forgiveness of principal and interest and any imputed income recognized under Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code") with respect to such interest on the Notes, the participant shall have received compensation equal to the benefit the participant would have received if such Loan forgiveness had been tax-free and no imputed income had been recognized.

                    Furthermore, if any Loan forgiveness and Additional Bonus Amount, would when combined with any other payment or benefit payable to participant (1) constitute a "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code ("Parachute Payments") and
                    (2) be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then the Company shall pay to the participant an additional amount (the "280G Gross-Up Amount") such that the net benefits retained by the executive after the deduction of the Excise Tax (including interest and penalties) and any federal, state or local income taxes and employment taxes (including interest and penalties) upon the Gross-Up Amount shall be equal to the benefits that would have been

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                    delivered hereunder had the Excise Tax not been applicable and the Gross-Up Amount not paid. For purposes of determining the payments due under this paragraph: (1) the Additional Bonus Payment shall be determined by the Company (or its designee) in good faith, and (2) the determination of whether the Excise Tax is payable, the amount thereof, and the amount of any 280G Gross-Up Amount shall be made in writing in good faith by a nationally recognized independent certified public accounting firm appointed by the Company. If the determination of the 280G Gross-Up Amount is not finally accepted by the Internal Revenue Service (or state or local revenue authorities) on audit, then appropriate adjustments shall be computed based upon the amount of Excise Tax and any interest or penalties so determined; provided, however, that the participant in no event shall owe Company on any portion of the 280G Gross-Up Amount that is returned to the Company.

                    For purposes of making the calculations required by this Section, to the extent not otherwise specified herein, reasonable assumptions and approximations may be made with respect to applicable taxes and reasonable, good faith interpretations of the Code may be relied upon. The participant shall furnish such information and documents as may be reasonably requested by the Company (or its designee) or the accounting firm in connection with the performance of the calculations under this Section. The Company shall bear all costs incurred in connection with the performance of the calculations contemplated by this Section. The Company shall pay the 280G Gross-Up Amount no later than sixty (60) days following receipt of the accounting firm's determination of the 280G Gross-Up Amount.

     IN WITNESS WHEREOF, the undersigned officer of the Company certifies that this Amendment has been authorized and directed by the Compensation Policy Committee of the Board of Directors of the Company on September 27, 2001.

                                      CRESTLINE CAPITAL CORPORATION


_______________________________       By:_________________________________

Secretary                             Name:_______________________________
                                      Title: Executive Vice President

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